SINCLAIR BROADCAST GROUP
                             1998 EMPLOYEE STOCK PURCHASE PLAN


PURPOSE The Sinclair Broadcast Group 1998 Employee Stock Purchase Plan (the "ESPP") provides employees of Sinclair Broadcast Group (the "Company") and its subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and its terms should be construed accordingly. The Plan is effective as of January 1, 1998.

ELIGIBILITY                  An  Employee   whom  the  Company  or  an  Eligible
                             Subsidiary  has employed for at least one full year
                             of service  after his date of hire is  eligible  to
                             participate  in the  ESPP  for the  next  quarterly
                             Offering  Period;   provided,   however,   that  an
                             Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning
                             Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                             Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee.

ADMINISTRATOR                The   Compensation   Committee   of  the  Board  of
                             Directors of the Company,  or such other  committee
                             as the Board  designates  (the  "Committee"),  will
                             administer  the ESPP.  The Committee is vested with
                             full authority and discretion to make,  administer,
                             and  interpret  such  rules and  regulations  as it
                             deems  necessary to administer the ESPP  (including
                             rules and  regulations  deemed  necessary to comply
                             with the  requirements of Section 423 of the Code).
                             Any  determination  or action of the  Committee  in
                             connection    with    the     administration     or
                             interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

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                             Without  shareholder  consent and without regard to
                             whether  the   actions   might   adversely   affect
                             Participants, the Committee (or the Board) may

                                    change the Offering Periods,

                                    limit  or  increase  the  frequency   and/or
                                    number of changes in the amounts withheld during an Offering Period,

                                    establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,

                                    permit payroll withholding in excess of the amount the Participant designated to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish  reasonable waiting and adjustment
                                    periods  and/or   accounting  and  crediting
                                    procedures  to ensure that  amounts  applied
                                    toward the purchase of Common Stock for each
                                    Participant properly correspond with amounts
                                    withheld     from     the      Participant's
                                    Compensation,

                                    delegate  its  functions  (other  than those
                                    with respect to setting  Purchase Periods or
                                    determining  the  price  of  stock  and  the
                                    number  of shares  to be  offered  under the
                                    Plan)  to  officers  or   employees  of  the
                                    Company; and

                                    establish   such   other    limitations   or
                                    procedures as it determines in its sole discretion advisable and consistent with the Plan.

                             The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Purchase Period rather than as of the lower of both) for Purchase Periods beginning after committee action.

PAYROLL
DEDUCTION
PERIOD Offering Periods are successive three month periods coinciding with calendar quarters, and the first such period under the Plan will begin on January 1, 1998.

PARTICIPATION                An eligible Employee may become a "Participant" for
                             an Offering Period by completing an authorization notice and an IRS Form W-9 and delivering them to the Committee through the Company's Human Resources
                             Department within a reasonable period of time before the first

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                             day of such Offering  Period.  The  Committee  will
                             send to each new Employee who satisfies the rules in ELIGIBILITY above a notice advising the Employee of his right to participate in the ESPP for the
                             following   Offering   Period.   All   Participants
                             receiving options under the ESPP will have the same rights and privileges.

METHOD                       A   Participant  may  contribute  to  the  ESPP  as
                             follows:
OF PAYMENT
                             The Participant must elect on an authorization notice to have deductions made from his
                             Compensation for each payroll period during the Offering Period at a rate of at least 1% but not more than 20% of his Compensation. Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

                             All payroll deductions will be credited to the Participant's account under the ESPP but will not accrue interest.

                             Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under WITHDRAWAL below.

                             A Participant may not alter the rate of payroll deductions during the Offering Period.

                             The Company may use the consideration it receives for general corporate purposes.

GRANTING OF OPTIONS          On  the  first  day  of  each  Offering  Period,  a
                             Participant  will  receive  options  to  purchase a
                             number  of  shares  of  Common   Stock  with  funds
                             withheld  from his  Compensation.  Such  number  of
                             shares  will  be  determined  at  the  end  of  the
                             Offering   Period   according   to  the   following
                             procedure:

                                    Step 1 --  Determine  the amount the Company
                                    withheld   from   Compensation   since   the
                                    beginning of the Offering Period;

                                    Step 2 -- Determine the "Purchase Price" to be the amount that represents 85% of the lower of Fair Market Value of a share of

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                                    Common  Stock  on the (I)  first  day of the
                                    Offering Period, or (II) the last day of the Offering Period; and

                                    Step 3 -- Divide the amount determined in Step 1 by the amount determined in Step 2.


         FAIR  MARKET           The Fair Market Value of a share of Common Stock
         VALUE                  for  purposes  of  the  Plan  as  of  each  date
                                described in Step 2 will be determined as follows:

                                    if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                                    if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                    if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date;

                                    if there are no such  closing  bid and asked
                                    prices,  the  average of the closing bid and
                                    asked   prices  as  reported  by  any  other
                                    commercial service for such date; or

                                    if there is no established market for the Common Stock, the value as determined in good faith by the Committee.

                             For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                             No Participant shall receive options:

                                    if,   immediately   after  the  grant,  that
                                    Participant   would  own  shares,   or  hold
                                    outstanding  options to purchase shares,  or
                                    both,  possessing  5% or more  of the  total
                                    combined   voting  power  or  value  of  all
                                    classes of shares of the Company or any subsidiaries; or

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                                    that  permit  the  Participant  to  purchase
                                    shares  under all  employee  stock  purchase
                                    plans of the Company and any subsidiary with
                                    a Fair Market Value  (determined at the time
                                    the  options  are   granted)   that  exceeds
                                    $25,000 in any calendar year.

EXERCISE
OF OPTION                    Unless a  Participant  effects a timely  withdrawal
                             pursuant to the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised as of the last day of the Offering Period for the purchase of the maximum number of shares
                             (including fractional shares) that the sum of the payroll deductions credited to the Participant's account during such Offering Period can purchase pursuant to the formula specified in GRANTING OF
                             OPTIONS.

DELIVERY OF COMMON STOCK     As  soon as  administratively  feasible  after  the
                             options  are used to  purchase  Common  Stock,  the
                             Company will deliver to a designated brokerage firm
                             the   shares  of  Common   Stock  the   Participant
                             purchased upon the exercise of the option and direct the brokerage firm to hold the shares in the Participant's name or street name for at least one year from the date of purchase. After the one year holding period, the Participant may sell, transfer, or retain the stock.


SUBSEQUENT OFFERINGS         A  Participant  will be deemed to have  elected  to
                             participate  in  each  subsequent  Offering  Period
                             following his initial  election to  participate  in
                             the ESPP,  unless the  Participant  files a written
                             withdrawal   notice   with  the   Human   Resources
                             Department at least ten days before the beginning of the Offering Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL FROM THE PLAN     A  Participant  may withdraw all, but not less than
                             all, payroll deductions credited to his account for an Offering Period before the end of such Offering
                             Period by delivering a written  notice to the Human
                             Resources Department on behalf of the Committee at least thirty days before the end of such Offering
                             Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Offering Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

                             Upon the withdrawal of a Participant from the ESPP,
                             his   outstanding   options  under  the  ESPP  will
                             immediately terminate.

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                             If a  Participant  withdraws  from the ESPP for any
                             reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in DESIGNATION OF BENEFICIARY, as soon as administratively feasible after the date of such withdrawal, and no further deductions will be made from the Participant's Compensation.

                             A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Offering Period so long as he files the authorization form by the deadline for that Offering Period. Any Participant who is subject to
                             Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3 under the Exchange Act.

STOCK  SUBJECT TO PLAN       The shares of Common  Stock that the  Company  will
                             sell to Participants  under the ESPP will be shares
                             of  authorized  but  unissued  Common  Stock.   The
                             maximum number of shares made available for sale under the ESPP will be 500,000 (subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL
                             STOCK). If the total number of shares for which options are to be exercised in an Offering Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                             A  Participant  will  have no  interest  in  shares
                             covered  by  his  option   until  the   Participant
                             exercises the option.

                             Shares that a Participant purchases under the ESPP will be registered in the name of the Participant or in street name.

REPORTS Individual accounts will be maintained for each Participant. Statements of account will be given to Participants at least annually, and those statements will set forth the amount of payroll deductions, the exercise price, the number of shares purchased, and the remaining cash balance, if any.

ADJUSTMENTS UPON CHANGES
IN CAPITAL STOCK             Subject  to any  required  action  by  the  Company
                             (which it shall promptly take) or its stockholders,
                             and  subject  to  the   provisions   of  applicable
                             corporate law, if, during an Offering Period,


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                                    the  outstanding   shares  of  Common  Stock
                                    increase  or  decrease or change into or are
                                    exchanged for a different  number or kind of
                                    security by reason of any  recapitalization,
                                    reclassification, stock split, reverse stock
                                    split,  combination  of shares,  exchange of
                                    shares,    stock    dividend,    or    other
                                    distribution payable in capital stock, or

                                    some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                             the Committee will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with
                             Section 424 of the Code.

                             The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                             No issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial
Corporate
Change Upon a Substantial Corporate Change, the Plan and the offering will terminate unless provision is made in writing in connection with such transaction for

                                    the    assumption   or    continuation    of
                                    outstanding elections, or

                                    the  substitution for such options or grants
                                    of  any  options   covering   the  stock  or
                                    securities    of   a   successor    employer
                                    corporation, or a

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                                    parent or subsidiary of such successor, with
                                    appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                             If an option would otherwise terminate under the preceding sentence, the Participant will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option. However, the Board may determine that allowing such exercise before the end of the Offering Period will not occur if the election would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                             A Substantial Corporate Change means the

                                    dissolution or liquidation of the Company,

                                    merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                                    the sale of substantially all of the assets of the Company to another corporation, or

                                    any  transaction   (including  a  merger  or
                                    reorganization    in   which   the   Company
                                    survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act of 1933 (the "Securities Act") owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF
BENEFICIARY                  A Participant may file with the Committee a written
                             designation of a beneficiary  who is to receive any
                             payroll  deductions  credited to the  Participant's
                             account  under  the ESPP or any  shares  of  Common
                             Stock owed to the Participant under the ESPP if the
                             Participant   dies.  A  Participant  may  change  a
                             beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

                             Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to

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                             the  beneficiary.  If a Participant dies and is not
                             survived  by a  beneficiary  that  the  Participant
                             designated   in   accordance   with  the  immediate
                             preceding paragraph,  the Company will deliver such
                             cash  or   shares,   or  both,   to  the   personal
                             representative   of  the  estate  of  the  deceased
                             Participant. If, to the knowledge of the Committee,
                             no  personal   representative  has  been  appointed
                             within   90  days   following   the   date  of  the
                             Participant's   death,   the   Committee,   in  its
                             discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more
                             dependents    or    relatives   of   the   deceased
                             Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                             No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY
EMPLOYEES                    Employees  of the  Company's  subsidiaries  will be
                             entitled to participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee.

                             Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS,
ASSIGNMENTS,
AND PLEDGES                  A Participant may not assign,  pledge, or otherwise
                             dispose  of  payroll  deductions  credited  to  the
                             Participant's  account or any rights to exercise an
                             option or to receive  shares of Common  Stock under
                             the ESPP  other than by will or the laws of descent
                             and   distribution   or  pursuant  to  a  qualified
                             domestic   relations   order,  as  defined  in  the
                             Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR
TERMINATION
OF PLAN The Board of Directors of the Company or the Committee may at any time terminate or or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or

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                             (iii)    materially    modifies   the   eligibility
                             requirements for participation in the ESPP must be approved by the shareholders of the Company to take
                             effect.   The   Company   shall   refund   to  each
                             Participant   the  amount  of  payroll   deductions
                             credited   to  his   account  as  of  the  date  of
                             termination as soon as administratively feasible following the effective date of the termination.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS               Any amounts the Company  invests or otherwise  sets
                             aside or segregates to satisfy its obligations under this ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former
                             Participant, or any beneficiary.

PRIVILEGES OF STOCK
OWNERSHIP                    No  Participant  and no beneficiary or other person
                             claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to the designated brokerage firm or to such Participant.

TAX WITHHOLDING              To the extent that a Participant  realizes ordinary
                             income in connection  with a sale or other transfer
                             of any shares of Common Stock  purchased  under the
                             Plan or the  crediting  of  interest to an account,
                             the Company may  withhold  amounts  needed to cover
                             such taxes from any payments  otherwise  due to the
                             Participant. Any Participant who sells or otherwise
                             transfers  shares  purchased  under the Plan within
                             two  years  after  the  beginning  of the  Offering
                             Period  in  which he  purchased  the  shares  must,
                             within  30  days  of  such  transfer,   notify  the
                             Company's Payroll Department in writing of such transfer.

LIMITATIONS ON               Notwithstanding  any other  provisions of the ESPP,
                             no individual acting

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LIABILITY                    as a  director,  employee,  or agent of the Company
                             shall be liable to any Employee, Participant, former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Sinclair Board's approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT CONTRACT       Nothing  contained  in  this  Plan  constitutes  an
                             employment contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP             Unless the Sinclair  Board extends the Plan's term,
                             no Offering Period will begin after October 1, 2007.

APPLICABLE LAW               The laws of the State of  Maryland  (other than its
                             choice of law provisions) govern the ESPP and its interpretation.

LEGAL COMPLIANCE             The  Company  will not issue  any  shares of Common
                             Stock under the Plan until the  issuance  satisfies
                             all applicable  requirements imposed by Federal and
                             state   securities  and  other  laws,   rules,  and
                             regulations,   and  by  any  applicable  regulatory
                             agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                             The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any offers will be deemed to the extent necessary to conform to such laws, rules, and regulations.


APPROVAL OF
SHAREHOLDERS                 The ESPP must be submitted to the  shareholders  of
                             the  Company  for their  approval  within 12 months
                             after the Board of Directors of the Company  adopts
                             the ESPP.  The adoption of the ESPP is  conditioned
                             upon  the  approval  of  the  shareholders  of  the
                             Company, and failure to receive their approval will
                             render  the  ESPP  and  any   outstanding   options
                             thereunder void and of no effect.

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